SCHEDULE 14C

                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )

                           Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                         ASHLIN DEVELOPMENT CORPORATION
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                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:

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2)    Aggregate number of securities to which transaction applies:

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3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)    Proposed maximum aggregate value of transaction:

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5)    Total fee paid:

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[_]   Fee paid previously with preliminary materials:

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[_]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount previously paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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

                         P R E L I M I N A R Y  C O P Y

                         ASHLIN DEVELOPMENT CORPORATION
                            1479 North Clinton Avenue
                               Bay Shore, NY 11706

                              INFORMATION STATEMENT
                            (Dated January __, 2006)

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO OWN A MAJORITY (APPROXIMATELY 52.5%) OF THE OUTSTANDING SHARES OF COMMON STOCK OF ASHLIN DEVELOPMENT CORPORATION A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders (who are holders of record as of the close of business on January 13, 2006) of the common stock, $.001 par value per share ("Common Stock"), and of the Series A Convertible Preferred Stock, of Ashlin Development Corporation, a Florida corporation ("we" or the "Company"), in connection with the following (the "Actions"):

      1. Changing our name from Ashlin Development Corporation to Gales Industries Incorporated (the "Name Change");

      2. Changing our state of incorporation from Florida to Delaware (the "Delaware Reincorporation") by merging our Company into our new wholly-owned subsidiary, Gales Industries Incorporated, a Delaware corporation ("Gales-Delaware"), pursuant to the Agreement and Plan of Merger, dated January __, 2006 (the "Merger Agreement"), between us and Gales-Delaware; and

      3. Adoption of our 2005 Stock Incentive Plan (the "Plan").

      Our Board of Directors has unanimously approved, and four individuals (Messrs. Michael Gales, Louis Giusto, Peter Rettaliata and Dario Peragallo) who together own 7,717,603 shares (approximately 52.5%) of the 14,701,573 shares of Common Stock outstanding as of the date of this Information Statement, have consented in writing to, the Actions. Such approval and consent are sufficient under Section 607.0704 of the Florida Business Corporation Act and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

      The address of the Company is 1479 North Clinton Avenue, Bay Shore, NY 11706 and its telephone number is (631) 968-5000.

                                CHANGE IN CONTROL

Transactions Completed on November 30, 2005

      As a result of certain transactions completed as of November 30, 2005, we own, through a wholly-owned subsidiary, all of the outstanding capital stock of Air Industries Machining, Corp., a New York corporation ("AIM"). AIM manufactures aircraft structural parts and assemblies principally for prime defense contractors in the aerospace industry including, Sikorsky, Lockheed Martin, Boeing and Northrop Grumman. Approximately 85% of AIM's revenues are derived from parts and assemblies directed toward military applications, although direct sales to the military (U.S. and NATO) constitute less than 10% of AIM's revenue. AIM's parts are installed onboard Sikorky's VH-3D, otherwise known as Marine One, the primary Presidential helicopter and on Air Force One, Boeing's 747-2000B customized for use by the President. The business of AIM constitutes our only operating business.

      Immediately prior to November 30, 2005, we were a "shell" company, without any operations. As of November 30, 2005, we acquired control of AIM, completed most of a $9 million dollar private placement of preferred stock (as described below in more detail), issued a significant number of shares of our Common Stock which resulted in a change in control of our Company, entered into a bank loan facility to borrow up to $14 million, and, using money we borrowed from the bank, purchased our corporate campus in Bay Shore, New York, which we had been renting. On December 15, 2005, we completed the remainder of the $9 million private placement of preferred stock.

      As of November 30, 2005, two of our three directors resigned, with James
A. Brown remaining on our Board of Directors, and eight additional members were appointed to our Board: Michael A. Gales (Chairman), Louis A. Giusto (Vice Chairman), Peter D. Rettaliata, Dario A. Peragallo, Stephen M. Nagler, Seymour
G. Siegel, Rounsevelle W. Schaum and Ira A. Hunt, Jr. New officers were appointed on such date as follows: Michael A. Gales as Executive Chairman of the Board, Louis A. Giusto as Vice Chairman, Chief Financial Officer and Treasurer, Peter D. Rettaliata as Chief Executive Officer and President, Dario Peragallo as Executive Vice President of Manufacturing and Stephen M. Nagler as Secretary. As a result of the transactions of November 30, 2005, Mr. Gales owns 4,706,219 shares of Common Stock and Mr. Giusto owns 3,404,538 shares of Common Stock. Together, they own more than 50% of the 14,701,573 shares of Common Stock currently outstanding.

      We and our subsidiary, Gales Industries Merger Sub, Inc., a Delaware corporation ("Merger Sub") entered into a merger agreement (the "Reverse Merger Agreement") on November 14, 2005 with Gales Industries Incorporated, a privately-held Delaware corporation ("Original Gales"), which did not have any business operations other than in connection with the transactions contemplated by the Reverse Merger Agreement. Even though they have the same name, Gales-Delaware and Original Gales are different entities. Pursuant to the Reverse Merger Agreement, Original Gales merged (the "Reverse Merger") on November 30, 2005 (the "Closing Date") into Merger Sub. Merger Sub was the surviving company in the Reverse Merger. Contemporaneously with the closing of the Reverse Merger, Original Gales acquired all of the outstanding capital stock of AIM (the "AIM Acquisition").

      Immediately prior to the completion of the Reverse Merger, Original Gales received $6,793,280 in gross proceeds from the first closing of a private placement to accredited investors of convertible preferred stock which, pursuant to the Reverse Merger, were exchanged for shares of our Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"). The shares of Preferred Stock issued in connection with such private placement as of the Closing Date are, in the aggregate, immediately convertible into 30,878,855 shares of our Common Stock (or 45,455 shares of Common Stock for each share of Preferred Stock). (Such share number of 30,878,855 does not take into account the shares of Common Stock which may be issued upon conversion of the additional shares of Preferred Stock issuable to the investors as dividends.)


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

      The aggregate purchase price paid to AIM's four shareholders for 100% of the capital stock of AIM was as follows: (i) $3,114,296 in cash, (ii) $1,627,262 principal amount of promissory notes, and (iii) 490,060 shares of common stock. A portion of the proceeds from the first closing of the private placement of Preferred Stock was used to pay such purchase price. In addition, we distributed approximately $690,000 to AIM's shareholders in satisfaction of certain loans from them to AIM and to enable them to pay income taxes accrued while operating AIM as a Subchapter S corporation.

      Pursuant to the terms of the Reverse Merger Agreement, we were required, prior to the closing of the Reverse Merger, to effect a 1-for-1.249419586 reverse split of our Common Stock (the "Reverse Split"). The Reverse Split became effective as of November 21, 2005. The Reverse Split reduced the number of shares of Common Stock which we had outstanding on a fully diluted basis (4,707,813, which consisted of 4,652,813 shares and 55,000 stock options) to approximately 3,768,000. As a result of the Reverse Split, the conversion of the outstanding shares of Original Gales pursuant to the Reverse Merger for new shares of our Common Stock was on a one-for-one basis. Any of our shareholders who, as a result of the Reverse Split, held a fractional share of Common Stock received a whole share of Common Stock in lieu of such fractional share. All share numbers set forth in this Information Statement give effect to the Reverse Split but do not take into account the whole shares issued in lieu of the fractional shares resulting from the Reverse Split. In connection with the Reverse Split, we amended our Articles of Incorporation to reduce our total authorized Common Stock from 150,000,000 shares to 120,055,746 shares. After giving effect to the Reverse Split, prior to the Reverse Merger, we had outstanding approximately 3,723,980 shares of Common Stock. Such 3,723,980 shares continued to be outstanding after, and were not cancelled or redeemed pursuant to, the Reverse Merger. The approximately 3,723,980 shares of our Common Stock outstanding immediately prior to the Reverse Merger constituted approximately 7% of our Common Stock outstanding on a fully-diluted basis immediately after the Reverse Merger.

      Immediately following the Reverse Merger, we owned 100% of the outstanding capital stock of Merger Sub, which owned all of the outstanding capital stock of AIM. On a fully-diluted basis, we issued, as of the Closing Date, an aggregate of approximately 52,627,940 shares of our Common Stock (or approximately 93.3% of the outstanding on a fully-diluted basis).

      Prior to the Reverse Merger, Original Gales had adopted a Stock Incentive Plan providing for the issuance of up to 10,000,000 shares of its common stock and had issued from such plan options exercisable into 4,850,000 shares of its common stock. Pursuant to the Reverse Merger, such options became options to purchase the same number of shares of our Common Stock. Our 1998 Stock Option Plan, under which approximately 1,000,464 shares of Common Stock remain available for future issuance, remained in effect upon completion of the Reverse Merger.

Bankruptcy

      Prior to the Reverse Merger and AIM Acquisition, we experienced a change in control of our Company in connection with our bankruptcy. On October 15, 2004, we filed in the southern district of Florida a plan of reorganization under Chapter 11 of the United States bankruptcy code. At that time, our name was Health & Nutrition Systems International, Inc. The Court confirmed our plan of reorganization ("Plan of Reorganization") on January 10, 2005 and the Plan of Reorganization was declared effective on January 21, 2005. We formally emerged from bankruptcy protection on April 29, 2005 without any operating business.


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

                                 EFFECTIVE TIME

      We intend to complete both the Name Change and the Delaware
Reincorporation approximately 21 days after the date of this Information Statement by merging ourselves into Gales-Delaware (Gales Industries Incorporated), which will be the surviving entity. The adoption by our shareholders of our 2005 Stock Incentive Plan will be automatically effective following the expiration of 20 days after the date of this Information Statement.

                                   NAME CHANGE

      Our shareholders holding a majority of our outstanding voting stock have approved our changing our name from Ashlin Development Corporation to Gales Industries Incorporated. We adopted our current name after our Plan of Reorganization became effective in January 2005. Our current name does not reflect our new business and operations resulting from the Reverse Merger and the AIM Acquisition and we believe that the Name Change is appropriate because of our new business and operations. The change in our name will become effective upon our filing, with the Secretary of State of the State of Delaware, of a certificate of merger to merge into Gales-Delaware and our filing of articles of merger with the Secretary of State of the State of Florida.


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

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information known to us regarding beneficial ownership of our Common Stock as of January 13, 2006 by (i) each person known by us to own beneficially more than 5% of the outstanding Common Stock, (ii) each of our directors and executive officers, (iii) any other "Named Executive Officer" identified in the Executive Compensation section, below, and
(iv) all of our officers and directors as a group. Except as otherwise indicated, we believe, based on information provided by each of the individuals named in the table below, that such individuals have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. The address of each executive officer and director is c/o the Company, 1479 North Clinton Avenue, Bay Shore, NY 11706. The address of ACS Holdings, LLC is 135 East 57th Street, New York, New York, 10022.


                                                                Percentage of
Name                            Number of Shares              Shares Outstanding
----                            ----------------              ------------------
Michael A. Gales                   4,326,219 (1)                    28.9%
Louis A. Giusto                    3,644,538 (2)                    24.4%
Peter Rettaliata                   1,100,000 (3)                     7.0%
Dario Peragallo                    1,100,000 (4)                     7.0%
Seymour G. Siegel                    100,000                           *
Rounsevelle W. Schaum                100,000                           *
Ira A. Hunt, Jr                      100,000                           *
Stephen Nagler                       145,455 (5)                     1.0%
James A. Brown                       676,268                         4.6%
Luis Peragallo                       253,214                         1.7%
Jorge Peragallo                            0                           *
ACS Holdings, LLC                    876,705 (6)                     6.0%


All Directors and
  Officers as a group, 9 persons (1)(2)(3)(4)(5)                    65.6%

----------
* Less than 1%

      (1) Of the options to purchase 1,250,000 shares of Common Stock granted to Mr. Gales pursuant to his employment agreement, includes options vesting as of November 30, 2005 exercisable into 250,000 shares of Common Stock.

      (2) Of the options to purchase 1,200,000 shares of Common Stock granted to Mr. Giusto pursuant to his employment agreement, includes options vesting as of November 30, 2005 exercisable into 240,000 shares of Common Stock.

      (3) Of the options to purchase 1,200,000 shares of Common Stock granted to Mr. Rettaliata as of November 30, 2005 pursuant to his employment agreement, includes options vesting as of November 30, 2005 exercisable into 150,000 shares of Common Stock. Includes the 831,577 shares of Common Stock issuable upon conversion of the $332,631 principal amount convertible note issued to Mr. Rettaliata in connection with the AIM Acquisition.


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

      (4) Of the options to purchase 1,200,000 shares of Common Stock granted to Mr. Dario Peragallo as of November 30, 2005 pursuant to his employment agreement, includes options vesting as of November 30, 2005 exercisable into 150,000 shares of Common Stock. Includes the 831,577 shares of Common Stock issuable upon conversion of the $332,631 principal amount convertible note issued to Dario Peragallo in connection with the AIM Acquisition. Does not include 253,214 shares of Common Stock issued to Luis Peragallo pursuant to the terms of the AIM Acquisition. Luis Peragallo is the father of Dario Peragallo.

      (5) Includes 45,455 shares of Common Stock issuable upon exercise of warrants held by Mr. Nagler. Does not include 150,000 shares of Common Stock held by Eaton & Van Winkle LLP, a firm of which Mr. Nagler is a partner.

      (6) We believe that ACS Holdings, LLC is an affiliate of Atlas Capital Services, LLC which had the right to receive 1,477,230 shares of Common Stock as of the Closing Date and instructed us to issue such shares to its designees, including the 876,705 shares to ACS Holdings, LLC. In addition, Atlas Capital Services, LLC has converted a convertible promissory note, which entitles it to receive 204,546 shares of Common Stock pursuant to such conversion, and is also the holder of warrants to purchase 409,091 shares of Common Stock at the exercise price of $.055 per share.

          CHANGING OUR STATE OF INCORPORATION FROM FLORIDA TO DELAWARE

      Our shareholders holding a majority of our outstanding voting stock have approved our reincorporation from the state of Florida to the state of Delaware. The Delaware Reincorporation will be effected pursuant to an Agreement and Plan of Merger, dated as of January __, 2006, by and between us and Gales Industries Incorporated, a Delaware corporation and our wholly owned subsidiary, which we will refer to as "Gales-Delaware." Our board of directors and that of Gales-Delaware unanimously approved the Merger Agreement, and our majority shareholders and we, as the sole shareholder of Gales-Delaware, adopted the Merger Agreement. The Merger Agreement is included as Exhibit A to this information statement.

Principal Reasons for the Delaware Reincorporation

      For many years, Delaware has followed a policy of encouraging incorporation in Delaware and, in furtherance of that policy, has been the leader in adopting, construing, and implementing comprehensive, flexible corporate laws that are responsive to the legal and business needs of the corporations organized under the General Corporation Law of the State of Delaware (the "DGCL"). Delaware has established progressive principles of corporate governance that we could draw upon when making business and legal decisions. In addition, any direct benefit that Delaware law provides to corporations indirectly benefits the shareholders, who are the owners of the corporations. Because Delaware law is responsive to the needs of shareholders, Delaware law also directly benefits shareholders.

      To take advantage of Delaware's flexible and responsive corporate laws, many corporations choose to incorporate initially in Delaware or choose to reincorporate in Delaware as we propose to do. In general, we believe that Delaware provides a more appropriate and flexible corporate and legal environment in which to operate than currently exists in Florida and that we and our shareholders would benefit from such an environment. Our board of directors has considered the following benefits available to Delaware corporations in deciding to propose the Delaware Reincorporation:

o the DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;


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

o the responsiveness and efficiency of the Division of Corporations of the Secretary of State of Delaware, which uses modern computer technology;

o the Delaware General Assembly, which each year considers and adopts statutory amendments that the Corporation Law Section of the Delaware State Bar Association proposes in an effort to ensure that the DGCL continues to be responsive to the changing needs of businesses;

o the Delaware Court of Chancery and the Delaware Supreme Court, which regularly handle complex corporate issues and are highly regarded; and

o the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater degree of predictability than most, if not all, other jurisdictions provide.

      Additionally, management believes that, as a Delaware corporation, Gales-Delaware would be better able to continue to attract and retain qualified directors and officers than it would be able to as a Florida corporation, in part, because Delaware law provides more predictability with respect to the issue of liability of directors and officers than Florida law does. The increasing frequency of claims against directors and officers that are litigated has greatly expanded the risks to directors and officers of exercising their respective duties. The amount of time and money required to respond to and litigate such claims can be substantial. Although Florida law and Delaware law both permit a corporation to include a provision in the corporation's articles or certificate, as the case may be, of incorporation that in certain circumstances reduces or limits the monetary liability of directors for breaches of their fiduciary duty of care, Delaware law, as stated above, provides to directors and officers more predictability than Florida does and, therefore, provides directors and officers of a Delaware corporation a greater degree of comfort as to their risk of liability than that afforded under Florida law. Reincorporation from Florida to Delaware also may make it easier to attract future candidates willing to serve on our board of directors, because many of these candidates already will be familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

Anti-Takeover Implications

      Delaware, like many other states, permits a corporation to include in its certificate of incorporation or bylaws or to otherwise adopt measures designed to reduce a corporation's vulnerability to unsolicited takeover attempts. Our board of directors, however, is not proposing the Delaware Reincorporation to prevent a change in control and is not aware of any present attempt by any person to acquire control of us or to obtain representation on our board of directors. Our board of directors has no current plans to implement any defensive strategies to enhance the ability of the board of directors to negotiate with an unsolicited bidder.

      With respect to implementing defensive strategies, Delaware law is preferable to Florida law because of the substantial judicial precedent on the legal principles applicable to defensive strategies. As either a Florida corporation or a Delaware corporation, we could implement some of the same defensive measures. As a Delaware corporation, however, we would benefit from the predictability of Delaware law on these matters.


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

No Change in Business, Management, Jobs or Physical Location

      The Delaware Reincorporation will change our legal domicile. However, the Delaware Reincorporation will not result in any change in headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, assets, liabilities or net worth, other than as a result of the costs incident to the reincorporation merger. Our management, including all directors and officers, will remain the same following the Delaware Reincorporation and will assume identical positions with Gales-Delaware. There will be no new employment agreements for executive officers or other direct or indirect interests of the current directors or executive officers as a result of the Delaware Reincorporation.

Regulatory Approval

      To our knowledge, the only required regulatory or governmental approval or filings necessary in connection with the consummation of the reincorporation merger would be the filing of articles of merger with the Secretary of State of Florida and the filing of a certificate of merger with the Secretary of State of Delaware.

Gales-Delaware

      Gales-Delaware, our wholly owned subsidiary, was incorporated in Delaware on January __, 2005, under the name "Gales Industries Incorporated" exclusively for the purpose of merging with us to effect the Delaware Reincorporation. The address and phone number of Gales-Delaware's principal office are the same as our current address and phone number. Before the Delaware Reincorporation, Gales-Delaware will have no material assets or liabilities and will not have carried on any business. Upon completion of the Delaware Reincorporation, the rights of the shareholders of Gales-Delaware will be governed by Delaware corporate law and the certificate of incorporation (the "Delaware Certificate") and the bylaws (the "Delaware Bylaws") of Gales-Delaware. The Delaware Certificate and the Delaware Bylaws are attached as Exhibits B and C to this information statement, respectively, and the description herein of those documents are qualified by reference to the text of those documents.

The Merger Agreement

      The Merger Agreement provides that we will merge with and into Gales-Delaware, with Gales-Delaware being the surviving corporation. Under the Merger Agreement, Gales-Delaware will assume all of our assets and liabilities, including obligations under our outstanding indebtedness and contracts, and we will cease to exist as a corporate entity. Our existing board of directors and officers will become the board of directors and officers of Gales-Delaware for identical terms of office. Our subsidiaries will become a subsidiaries of Gales-Delaware.

      At the effective time of the Delaware Reincorporation, each outstanding share of our Common Stock, $.001 par value, automatically will be converted into one share of common stock of Gales-Delaware, $.001 par value, and each outstanding share of our Series A Convertible Preferred Stock, $.001 par value, automatically will be converted into one share of Series A Convertible Preferred Stock, $.001 par value of Gales-Delaware. You will not have to exchange your existing stock certificates for stock certificates of Gales-Delaware. Upon request, Gales-Delaware will issue new certificates to anyone who holds our stock certificates, provided that such holder has surrendered the certificates representing our shares in accordance with the Merger Agreement. The Merger Agreement was approved by our board of directors and the board of directors of Gales-Delaware and was adopted by us, as the sole shareholder of Gales-Delaware, and by our shareholders holding a majority of our voting shares outstanding.


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

      When we and Gales-Delaware effect the reincorporation merger, all of our employee benefit plans, including stock option and other equity-based plans, will be continued by the surviving corporation, and each stock option and other equity-based award issued and outstanding pursuant to these plans would be converted automatically into a stock option or other equity-based award with respect to the same number of shares of common stock of the surviving corporation, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.

Comparison of Shareholder Rights Before and After the Delaware Reincorporation

      Subject to the differences in the laws of Delaware and Florida, and except as may be provided below, the rights of our shareholders with respect to the particular class or series of securities held by such shareholder will remain the same following the Delaware Reincorporation and will entitle the holder thereof to voting rights, dividend rights, and liquidation rights equivalent to the rights attached to the respective class or series of securities prior to the effective time of the reincorporation merger. The terms of our Series A Convertible Preferred Stock will not change as a result of the Delaware Reincorporation.

      Trading of Gales-Delaware Common Stock

      After the Delaware Reincorporation, those persons who were formerly our shareholders may continue to make sales or transfers using their Ashlin Development Corporation stock certificates. Gales-Delaware will issue new certificates representing shares of Gales-Delaware common stock for transfers occurring after the effective date of the reincorporation merger. Upon request, Gales-Delaware will issue new certificates to anyone who holds our stock certificates, provided that such holder has surrendered the certificates representing our shares in accordance with the Merger Agreement. Any request for new certificates will be subject to normal requirements including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

      Shareholders whose shares of our Common Stock were freely tradable before the Delaware Reincorporation will own shares of Gales-Delaware that are freely tradable after the Delaware Reincorporation. Similarly, any shareholders holding securities with transfer restrictions before the Delaware Reincorporation will hold shares of Gales-Delaware that have the same transfer restrictions after the Delaware Reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, shares issued pursuant to the Delaware Reincorporation will be deemed to have been acquired on the date the holder thereof originally acquired our shares.

      After the Delaware Reincorporation, Gales-Delaware will continue to be a publicly held corporation, with its common stock trading on the OTC Bulletin Board. While we cannot be sure of our new trading symbol, we anticipate that it will be "GALE". Gales-Delaware will also file with the Securities and Exchange Commission and provide to its shareholders the same information that we have previously filed and provided.

      The voting rights, votes required for the election of directors and other matters, removal of directors, indemnification provisions, procedures for amending our Articles of Incorporation, procedures for the removal of directors, dividend and liquidation rights, examination of books and records and procedures for setting a record date will not change in any material way. There are, however, material differences between the Florida Business Corporation Act ("FBCA") and the DGCL that are summarized below. The summary below is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to Florida and Delaware law.


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

      Special Meetings of Shareholders

      Under Florida law, a special meeting of shareholders may be called by the board of directors or by the holders of at least 10 percent of the shares entitled to vote at the meeting, unless a greater percentage not to exceed 50 percent is required by the articles of incorporation, or by such other persons or groups as may be authorized in the articles of incorporation or the bylaws of the Florida corporation. Under Delaware law, a special meeting may be called by the board of directors and only such other persons as are authorized by the certificate of incorporation or the bylaws of the Delaware corporation.

      Limitation of Liability

      The DGCL permits a corporation to include in its charter a provision to limit or eliminate, with certain exceptions, the personal liability of directors to a corporation and its shareholders for monetary damages for breach of their fiduciary duties. Similar charter provisions limiting a director's liability are not permitted under Florida law.

      Our board of directors believes that the limitation on directors' liability permitted under Delaware law will assist Gales-Delaware in attracting and retaining qualified directors by limiting directors' exposure to liability. The Delaware Reincorporation proposal will implement this limitation on liability of the directors of Gales-Delaware, inasmuch as the Delaware Certificate provides that to the fullest extent that the DGCL now or hereafter permits the limitation or elimination of the liability of directors, no director will be liable to Gales-Delaware or its shareholders for monetary damages for breach of fiduciary duty. Under such provision, Gales-Delaware's directors will not be liable for monetary damages for acts or omissions occurring on or after the effective date of the Delaware Reincorporation, even if they should fail, through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties). The Delaware Certificate would not limit or eliminate any liability of directors for acts or omissions occurring prior to the effective date of the Delaware Reincorporation. As provided under Delaware law, the Delaware Certificate cannot eliminate or limit the liability of directors for breaches of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the DGCL, or transactions from which a director derived an improper personal benefit. Further, the Delaware Certificate would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care. The Delaware Certificate pertains to breaches of duty by directors acting as directors and not to breaches of duty by directors acting as officers (even if the individual in question is also a director). In addition, the Delaware Certificate would not affect a director's liability to third parties or under the federal securities laws.

      The Delaware Certificate is worded to incorporate any future statutory revisions limiting directors' liability. It provides, however, that no amendment or repeal of its provision will apply to the liability of a director for any acts or omissions occurring prior to such amendment or repeal, unless such amendment has the effect of further limiting or eliminating such liability.

      The board of directors has not received notice of any lawsuit or other proceeding to which the limitations on director liability included in the Delaware Certificate might apply and is not aware of any existing circumstances to which such limitations might apply. The board of directors recognizes that the Delaware Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders from instituting litigation against directors for breach of their duty of care, even though such an action, if successful, might benefit Gales-Delaware and its shareholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the board of directors believes that the Delaware Certificate is in the best interests of Gales-Delaware and its shareholders, since it should enhance Gales-Delaware's ability to retain highly qualified directors and reduce a possible deterrent to entrepreneurial decision making. In addition, the board of directors believes that the Delaware Certificate may have a favorable impact over the long term on the availability, cost, amount, and scope of coverage of directors' liability insurance, although there can be no assurance of such an effect.

      The Delaware Certificate may be viewed as limiting the rights of shareholders, and the broad scope of the indemnification provisions could result in increased expense to Gales-Delaware. The board of directors believes, however, that these provisions will provide a better balancing of the legal obligations of, and protections for, directors and will contribute to the quality and stability of Gales-Delaware's governance. The board of directors has concluded that the benefit to shareholders of improved corporate governance outweighs any possible adverse effects on shareholders of reducing the exposure of directors to liability and broadening indemnification rights.

The members of the board of directors may be deemed to have a personal interest in effecting the Delaware Reincorporation, because, as directors of Gales-Delaware, they may personally benefit from the limitations on liability contained in the Delaware Certificate.

      Indemnification

      The provisions of the DGCL governing indemnification were amended in 1986 to clarify and broaden the indemnification rights that corporations may provide to their directors, officers and other corporate agents. The FBCA also contains broad indemnification provisions. The Delaware Certificate reflects the provisions of Delaware law, and, as discussed below, provides broad rights to indemnification.

      In recent years, investigations, actions, suits and proceedings, including actions, suits and proceedings by or in the right of a corporation to procure a judgment in its favor (referred to together as "proceedings"), seeking to impose liability on, or involving as witnesses, directors and officers of publicly held corporations have become increasingly common. Such proceedings are typically very expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general it is often prudent to settle proceedings in which claims against a director or officer are made. Settlement amounts, even if material to the corporation involved, and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual defendants. Even in proceedings in which a director or officer is not named as a defendant he may incur substantial expenses and attorneys' fees if he is called as a witness or otherwise becomes involved in the proceeding. Although our directors and officers have not incurred any liability or significant expense as a result of any proceeding to date, the potential for substantial loss does exist. As a result, an individual may conclude that the potential exposure to the costs and risks of proceedings in which he may become involved may exceed any benefit to him from serving as a director or officer of a public corporation.

      The broad scope of indemnification available under Delaware law will permit Gales-Delaware to offer its directors and officers greater protection against these risks. The board of directors believes that such protection is reasonable and desirable in order to enhance Gales-Delaware's ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of Gales-Delaware with regard to the best interests of Gales-Delaware and its shareholders.

      Our Articles of Incorporation (the "Florida Articles") provide that we will indemnify our directors and officers to the fullest extent permitted under Florida law as in effect from time to time. The Delaware Certificate provides that Gales-Delaware will indemnify its directors and officers to the fullest extent permitted under Delaware law as in effect from time to time, with respect to expenses, liability or loss actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was a director or officer of Gales-Delaware or is or was serving at the request of Gales-Delaware as a director or officer of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise at the request of Gales-Delaware. The right to indemnification includes the right to receive payment of expenses to directors in advance of the final disposition of such proceeding, consistent with applicable law from time to time in effect; provided, however, that if the DGCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay Gales-Delaware if it is ultimately determined that he or she was not entitled to indemnification. Directors and officers would not be indemnified for loss, liability or expenses incurred in connection with proceedings brought against such persons other than in the capacities in which they serve Gales-Delaware. Under the Delaware Certificate, Gales-Delaware may, although it has no present intention to do so, by action of its board of directors, provide the same indemnification to its employees and representatives as it provides to its directors and officers. The Delaware Certificate provides that such practices are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled under any agreement or otherwise. The Delaware Certificate also provides for payment of all expenses incurred, including those incurred to defend against a threatened proceeding. Additionally, the Delaware Certificate provides that indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Under Delaware law, as with Florida law, rights to indemnification and expenses need not be limited to those provided by statute. As a result, under Delaware law and the Delaware Certificate, Gales-Delaware will be permitted to indemnify its directors and officers, within the limits established by law and public policy, pursuant to an express contract, a bylaw provision, a shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the Florida Articles or expressly provided for under Florida or Delaware law.

      Insofar as the Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

      The board of directors recognizes that Gales-Delaware may, in the future, be obligated to incur substantial expense as a result of the indemnification rights conferred under the Delaware Certificate, which are intended to be as broad as possible under applicable law.

The members of the board of directors may be deemed to have a personal interest in the effectuation of the reincorporation, because, as directors of Gales-Delaware, they may personally benefit from the indemnification provisions of the Delaware Certificate.

Certain Significant Differences Between the Laws of Florida and Delaware

      Interested Director Transactions

      Under both Florida and Delaware law, certain contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest if the contract or transaction is fair to the corporation when authorized or if it is approved in good faith by the shareholders or by the directors who are not interested therein after the material facts as to the contract or transaction and the interest of any interested directors are disclosed. With certain exceptions, Florida and Delaware law are the same in this area. Under Florida law, if approval of the board of directors is to be relied upon for this purpose, the contract or transaction may be approved by a majority vote of a quorum of the directors without counting the vote of the interested director or directors (except for purposes of establishing quorum). Under Delaware law, the approval of the board of directors can be obtained for the contract or transaction by the vote of a majority of the disinterested directors, even though less than a majority of a quorum. Accordingly, it is possible that certain transactions that the board of directors currently might not be able to approve itself, because of the number of interested directors, could be approved by a majority of the disinterested directors of Gales-Delaware, although less than a majority of a quorum. The board of directors is not aware of any plans to propose any transaction that could not be approved by it under Florida law but could be approved under Delaware law.

      Sequestration of Shares

      Delaware law provides that the shares of any person in a Delaware corporation may be attached or "sequestered" for debts or other demands. Such provision could be used to assert jurisdiction against a non-resident holder of Gales-Delaware's shares, thereby compelling the non-resident holder to appear in an action brought in a Delaware court. Florida law has no comparable provision.

      Tender Offer and Business Combination Statutes

      Florida law regulates tender offers and business combinations involving Florida corporations, as well as certain corporations incorporated outside Florida that conduct business in Florida. Florida law provides that any acquisition by a person, either directly or indirectly, of ownership of, or the power to direct the voting of, 20% or more ("Control Shares") of the outstanding voting securities of a corporation is a "Control Share Acquisition." A Control Share Acquisition must be approved by a majority of each class of outstanding voting securities of such corporation excluding the shares held or controlled by the person seeking approval before the Control Shares may be voted. A special meeting of shareholders must be held by the corporation to approve a Control Share Acquisition within 50 days after a request for such meeting is submitted by the person seeking to acquire control. If the Control Shares are accorded full voting rights and the acquiring person has acquired Control Shares with a majority or more of the voting power of the corporation, all shareholders shall have dissenter's rights as provided by applicable Florida law.

      Florida law regulates mergers and other business combinations between a corporation and a shareholder who owns more than 10% of the outstanding voting shares of such corporation ("Interested Shareholder"). Specifically, any such merger between a corporation and an Interested Shareholder must be approved by the vote of the holders of two-thirds of the voting shares of such corporation excluding the shares beneficially owned by such shareholder. The approval by shareholders is not required, however, if (i) such merger or business combination is approved by a majority of disinterested directors, (ii) such Interested Shareholder is the beneficial owner of at least 90% of the outstanding voting shares excluding the shares acquired directly from the subject corporation in a transaction not approved by a majority of disinterested directors, or (iii) the price paid to shareholders in connection with a merger or a similar business combination meets the statutory test of "fairness."

      Delaware law regulates hostile takeovers by providing that an "interested shareholder," defined as a shareholder owning 15% or more of the corporation's voting stock or an affiliate or associate thereof, may not engage in a "business combination" transaction, defined to include a merger, consolidation or a variety of self-dealing transactions with the corporation, for a period of three years from the date on which such shareholder became an "interested shareholder" unless (a) prior to such date, the corporation's board of directors approved either the "business combination" transaction or the transaction in which the shareholder became an "interested shareholder," (b) the shareholder, in a single transaction in which he became an "interested shareholder," acquires at least

85% of the voting stock outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are directors and also officers of the corporation) or (c) on or subsequent to such date, the "business combination" transaction is approved by the corporation's board of directors and authorized at an annual or special meeting of the corporation's shareholders, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the "interested shareholder."

      Thus, the effect of such provision of Delaware law is to prevent any attempted hostile takeover of a Delaware corporation from being completed for three years unless (a) at least 85% of the voting shares of the target are acquired in a single transaction; (b) at least two-thirds of the voting shares of the target, excluding the shares held by the bidder, vote in favor of the acquisition; or (c) the corporation opts out of the statutory protection.

      Dissenters' Rights

      Under Florida law shareholders may dissent from, and demand cash payment of, the fair value of their shares in respect of (i) a merger or consolidation of the corporation, and (ii) a sale or exchange of all or substantially all of a corporation's assets, including a sale in dissolution. Shareholders of a Florida corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or quoted on the Nasdaq National Market System.

      Under Delaware law, dissenters' rights are not available with respect to a sale, lease, exchange or other disposition of all or substantially all of a corporation's assets or any amendment of its charter, unless such corporation's charter expressly provides for dissenters' rights in such instances. The Delaware Certificate contains no such provision. Shareholders of a Delaware corporation have no dissenters' rights in the case of a merger or consolidation if their shares are either listed on a national securities exchange or held of record by more than 2,000 shareholders or the corporation is the survivor of a merger that did not require the shareholders to vote for its approval; provided, however, that dissenters' rights will be available in such instances if shareholders are required under the merger or consolidation to accept for their shares anything other than shares of stock of the surviving corporation, shares of stock of a corporation either listed on a national securities exchange or held of record by more than 2,000 shareholders, cash in lieu of fractional shares, or any combination of the foregoing.

      Dividends and Other Distributions

      A Florida corporation may not make distributions to shareholders if, after giving it effect, in the judgment of the board of directors: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; and (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. In contrast, a Delaware corporation may pay dividends or make distributions either out of surplus or, if there is no surplus, and except in very limited circumstances, out of net profits for the fiscal year in which the dividend is declared or out of net profits for the preceding fiscal year. Delaware law generally permits a corporation, in determining the existence of surplus, to calculate the present fair value by which the total assets of the corporation exceeds the combined total liabilities and the capital of the corporation.

This information statement merely summarizes certain differences between the corporation laws of Florida and Delaware. Many provisions of the FBCA and the DGCL may be subject to differing interpretations, and the discussion offered herein may be incomplete in certain respects. The discussion contained in this information statement is not a substitute for direct reference to the statutes themselves or for professional interpretation of them.

Accounting Treatment

      The reincorporation merger would be accounted for as a reverse merger under which, for accounting purposes, we would be considered the acquiror and the surviving corporation would be treated as the successor to our historical operations. Accordingly, our historical financial statements would be treated as the financial statements of the surviving corporation.

Appraisal Rights

      Appraisal rights are not available to our shareholders with respect to the Delaware Reincorporation proposal.

Certain Federal Income Tax Consequences of Reincorporation

      We intend the reincorporation to be a tax-free reorganization under the Internal Revenue Code. Assuming the reincorporation qualifies as a reorganization, the holders of our Common Stock and Preferred Stock will not recognize any gain or loss under the Federal tax laws as a result of the occurrence of the reincorporation, and neither will we or Gales-Delaware. Each holder will have the same basis in our capital stock received as a result of the reincorporation as that holder has in the corresponding capital stock held at the time the reincorporation occurs.

      We have discussed solely U.S. federal income tax consequences and have done so only for general information. We did not address all of the federal income tax consequences that may be relevant to particular shareholders based upon individual circumstances or to shareholders who are subject to special rules, such as, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders or holders who acquired their shares as compensation, whether through employee stock options or otherwise. We did not address the tax consequences under state, local or foreign laws.

      We based our discussion on the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this information statement, all of which are subject to differing interpretations and change, possibly with retroactive effect. We have neither requested nor received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the consequences of reincorporation. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences we discussed above.

      You should consult your own tax advisor to determine the particular tax consequences to you of the reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.

                          OUR 2005 STOCK INCENTIVE PLAN

      As of December 15, 2005, our board of directors adopted, and our majority shareholders approved, our 2005 Stock Incentive Plan (the "Plan").

      The material features of the Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Plan. Shareholders are urged to read the actual text of the Plan in its entirety, which is set forth as Exhibit D to this information statement.

Background and Purpose

      The terms of the Plan provide for grants of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property.

      We adopted the Plan to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be given an opportunity to purchase our Common Stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Shares Available for Awards

      The total number of shares of our Common Stock that may be subject to awards under the Plan is equal to 10,000,000 shares, of which options to purchase 4,850,000 shares (which, immediately prior to the Reverse Merger, had been options to purchase 4,850,000 shares of Original Gales' common stock) have been granted to our executive officers pursuant to the Reverse Merger. Therefore, 5,150,000 shares of Common Stock are available for additional awards under the Plan. Four individuals, each of whom is our officer and director, were granted stock options under the Plan in 2005 as described below in the table under the heading "Option Grants In Last Fiscal Year (2005)" and no other awards have been made under the Plan.

      We have nine members on our board of directors, five executive officers, approximately 140 other employees, and various consultants and independent contractors, all of whom would be eligible to receive awards under the Plan. We have not determined how to allocate among such parties the benefits available under the Plan.

      The following table sets forth, to the extent determined at this time, the allocation of benefits under the Plan among certain of our "named executive officers" who have received benefits under the Plan, our executive officers as a group, our directors (who are not executive officers) as a group, and our employees (who are not executive officers) as a group. The "Dollar Values" in the below table assume an exercise price of $0.22 per share. However, the actual exercise price for those options which have not yet vested may be greater than $0.22 per share.

--------------------------------------------------------------------------------------------
                                               NEW PLAN BENEFITS
--------------------------------------------------------------------------------------------
                                           2005 Stock Incentive Plan
--------------------------------------------------------------------------------------------
          Name and Position                    Dollar Value ($)              Number of Units
--------------------------------------------------------------------------------------------
Michael Gales, Executive Chairman                  275,000                      1,250,000
--------------------------------------------------------------------------------------------
Louis Giusto, Chief Financial Officer              264,000                      1,200,000
--------------------------------------------------------------------------------------------
Peter Rettaliata, Chief Executive Officer          264,000                      1,200.000
--------------------------------------------------------------------------------------------
Dario Peragallo, Executive Vice President          264,000                      1,200,000
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Executive Group                                   1,067,000                     4,850,000
--------------------------------------------------------------------------------------------
Non-Executive Director Group                     Undetermined                 Undetermined
--------------------------------------------------------------------------------------------
Non-Executive Officer Employee Group             Undetermined                 Undetermined
--------------------------------------------------------------------------------------------

Limitations on Awards

      The plan administrator may, in its discretion, proportionately adjust the number of shares covered by each outstanding Award, and the number of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the plan administrator determines require adjustment for (1) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, (2) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, or (3) as the plan administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies. Such adjustment shall be made by the plan administrator and its determination shall be final, binding and conclusive.

Eligibility

      The persons eligible to receive awards under the Plan consist of officers, directors, employees, and consultants of our company and those of our affiliates. However, incentive stock options may be granted under the Plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the Plan.

Administration

      Our board of directors administers the Plan unless our board of directors delegates administration of the Plan to a committee of our board of directors. Together, our board of directors and any committee(s) delegated to administer the Plan, including the compensation committee, are referred to as the plan administrator. Subject to the terms of the Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our Common Stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations that may be necessary or advisable for the administration of the Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights

      The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our Common Stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise or purchase price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO and a non-qualified stock option must not be less than 100% of the fair market value of a share of our Common Stock on the grant date; provided, however, that in the case of and ISO granted to and employee who owns more than 10% of the voting power of all classes of stock of the Company or affiliates, the exercise or purchase price must not be less than 110% of the fair market value of a share of our Common Stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock

      The plan administrator is authorized to grant restricted stock. Restricted stock is a grant of shares of our Common Stock, subject to restrictions on transfers, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as may be established by the plan administrator. A grantee granted restricted stock generally has all of the rights of one of our shareholders, unless otherwise determined by the plan administrator.

Stock Based Awards

      The plan administrator is authorized to grant awards under the Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our Common Stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our Common Stock, purchase rights for shares of our Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

Performance Awards

      The plan administrator is authorized to grant awards which may be earned in whole or in part upon attainment or performance criteria and which may be settled for cash, shares of our Common Stock, other securities or a combination of cash, shares of our Common Stock or other securities. The right of a grantee to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to satisfaction of performance criteria, which may be based on any one, or combination of, the following factors: increase in share process, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, or personal management objectives. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the award agreement.

Other Terms of Awards

      The plan administrator shall have the authority determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares of our Common Stock, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The plan administrator may establish one or more programs under the Plan to permit selected grantees the opportunity to elect to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of shares of our Common Stock or other consideration under an award. The plan administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares of our Common Stock or other consideration so deferred, and such other terms, conditions, rules and procedures that the plan administrator deems advisable for the administration of any such deferral program.

      The plan administrator may establish one or more programs under the Plan to permit selected grantees to exchange an award under the Plan for one or more other types of awards under the Plan on such terms and conditions as determined by the plan administrator from time to time. The plan administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of awards to one or more classes of grantees on such terms and conditions as determined by the plan administrator from time to time.

      Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable legal restrictions. The plan administrator may also provide that, in the event that a grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a "blind" trust, may be authorized by the plan administrator to act on behalf of and for the benefit of the respective grantee with respect to any outstanding awards

Acceleration of Vesting; Change in Control

      The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction (as defined in the Plan) or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the grantee within a specified period following the effective date of the corporate transaction. Effective upon the consummation of a corporate transaction, all outstanding awards under the Plan shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

Our board of directors may amend, alter, suspend, discontinue, or terminate the Plan except shareholder approval shall be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our Common Stock are then listed or quoted. No award may be granted during any suspension of the

Plan or after termination of the Plan. Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the grantee and the plan administrator, which agreement must be in writing and signed by the grantee and the Company.

      Unless earlier terminated by our board of directors, the Plan will terminate ten years after the earlier of (i) its adoption by our board of directors or (ii) the approval by the stockholders of the Company.

Federal Income Tax Consequences of Awards

      The information set forth herein is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

      Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's capital gain holding period for those shares will begin on that date.

Incentive Stock Options

      The Plan provides for the grant of stock options that qualify as "incentive stock options," which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

      If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

      For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

      We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

      Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

      The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Stock Appreciation Rights

      We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options.

      With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

      With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash or the strike price of the rights is less than the fair market value of the underlying stock on the grant date (whether the appreciation is paid in cash or stock), the cash or stock will be taxable as ordinary compensation income to the recipient at the time that the payment is received, so long as the payment may only be received upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, the taxable event will be on the date the stock appreciation right is vested and there will be an additional twenty percent excise tax and interest on any taxes owed. At this time, due to the complex and unfavorable tax consequences, we do not plan on granting any tandem stock appreciation rights.

Dividend Equivalent Rights

      Generally, the recipient of an award consisting of dividend equivalent rights will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table shows for fiscal years ended December 31, 2005, 2004 and 2003, respectively, certain compensation which we (including AIM) awarded or paid to, or which was earned from us by, the following persons (collectively, the "Named Executive Officers").

      o     Michael Gales, our Executive Chairman since November 30, 2005;

      o Peter Rettaliata, our Chief Executive Officer since November 30, 2005 and officer of AIM;

      o Dario Peragallo, our Executive Vice President since November 30, 2005 and officer of AIM;

      o     Luis Peragallo, a former officer of AIM who is not employed by us;

      o     Jorge Peragallo, a former officer of AIM who is not employed by us;
            and

      o James A. Brown, our chief executive officer from September 26, 2004 to November 30, 2005.

      Luis Peragallo is the father of Jorge Peragallo and Dario Peragallo. Other than the Named Executive Officers, none of our executive officers earned more than $100,000 in salary and bonus for the 2005 fiscal year. Unless otherwise indicated, we did not grant stock options or restricted stock to them during the periods indicated.

                           Summary Compensation Table

                                               Fiscal                                                       Long Term
                                                Year                   Annual Compensation                 Compensation
                                               --------------------------------------------------------------------------
Name and Principal Position                                Salary($)         Bonus($)     Other Annual     Securities Under
                                                                                          Compen-          Options Granted
                                                                                          sation($)        or  Restricted
                                                                                                           Stock Award (#)

Michael Gales,                                  2005         $ 16,837      $    --        $    --            1,250,000 (1)
Executive Chairman of the Company
                                                2004               --           --             --                   --

                                                2003               --           --             --                   --

Peter Rettaliata,                               2005          241,510           --             --            1,200,000 (1)
Chief Executive Officer of the Company
                                                2004          217,724           --             --                   --

                                                2003          219,182           --             --                   --

Dario Peragallo,                                2005          242,344           --             --            1,200,000 (1)
Executive Vice President of the Company
                                                2004          197,211           --             --                   --

                                                2003          151,666           --             --                   --

Luis Peragallo,                                 2005          297,063           --             --                   --
Former officer of AIM
                                                2004          322,536           --             --                   --

                                                2003          255,375           --             --                   --

Jorge Peragallo,                                2005          226,563           --             --                   --
Former officer of AIM
                                                2004          219,449           --             --                   --

                                                2003          230,301           --             --                   --

James A. Brown,                                 2005           95,646           --             --              596,231 (3)
Former Chief Executive Officer
                                                2004           27,817(2)        --             --                   --

                                                2003               --           --             --               80,038 (3)

----------

(1) Consists of stock options to purchase shares of Common Stock, the vesting schedule and other terms of which are set forth in the footnotes to the table below under the caption "Option Grants In Last Fiscal Year (2005)".

(2) Prior to becoming our chief executive officer, Mr. Brown received approximately $59,000 in consulting fees in 2004 in consideration for his services to us.

(3) Consists of shares of restricted stock and not stock options. As of August 13, 2003, Mr. Brown received 80,038 restricted shares of Common Stock, valued at $10,000. Of the 596,231 restricted shares of Common Stock granted to Mr. Brown in 2005, 100,000 shares were granted to him as of November 30, 2005 in consideration for his agreement to serve on our Board of Directors after the Reverse Merger, 240,112 shares were issued to him in January 2005 (with a fair value of $12,000) upon our emergence from bankruptcy protection, and 256,119 shares (with a fair value of $32,000) were issued to him in March 2005.

Other Incentive Plans

      Prior to January 28, 2005, the effective date of our Plan of Reorganization, we had outstanding stock options under our 1998 Stock Option Plan. As of January 28, 2005, all of our outstanding options were terminated pursuant to the Plan of Reorganization except options to purchase 40,018 shares of Common Stock held by Steven Pomerantz and options to purchase 4,002 shares of Common Stock held by Ted Alflen, both of whom served on our Board of Directors following our emergence from bankruptcy proceedings until the completion of the Merger. As of November 30, 2005, such stock options held by Mr. Pomerantz and Mr. Alflen were canceled.

                        Option Grants in Last Fiscal Year

      As set forth in the following table, we granted stock options to the Named Executive Officers, as of November 30, 2005 in connection with the Reverse Merger.

                    Option Grants In Last Fiscal Year (2005)

                                                            Number of              % of
                                                           Securities          Total Options
                                                           Underlying           Granted to
                                                             Options           Employees in         Exercise        Expiration
                                                Year         Granted            Fiscal Year           Price            Date
Michael Gales .............................     2005       1,250,000 (1)           25.8%               $.22           9/26/15
Louis Giusto ..............................     2005       1,200,000 (2)           24.7%               $.22           9/26/15
Peter Rettaliata ..........................     2005       1,200,000 (3)           24.7%               $.22           9/26/15
Dario Peragallo............................     2005       1,200,000 (4)           24.7%               $.22           9/26/15

--------------------------------------------------------------------------------
(1) One-fifth of such options vested as of 11/30/05 and the balance will vest in equal increments of 250,000 shares each on the first through fourth anniversaries of 9/15/05. The options which vested on 11/30/05 are exercisable at $0.22 per share and the exercise price of the options vesting on 9/15/06, 9/15/07, 9/15/08 and 9/15/09 will be the higher of (a)
      $0.22 per share or (b) the average trading price of the Common Stock for the thirty trading days ending 12/15/05, 9/15/06, 9/15/07 and 9/15/08, respectively.

(2) One-fifth of such options vested as of 11/30/05 and the balance will vest in equal increments of 240,000 shares each on the first through fourth anniversaries of 9/15/05. The options which vested on 11/30/05 are exercisable at $0.22 per share and the exercise price of the options vesting on 9/15/06, 9/15/07, 9/15/08 and 9/15/09 will be the higher of (a)
      $0.22 per share or (b) the average trading price of the Common Stock for the thirty trading days ending 12/15/05, 9/15/06, 9/15/07 and 9/15/08, respectively.

(3) One-eighth of such options vested as of 11/30/05 and the balance will vest in equal increments of 150,000 shares each on the first through seventh anniversaries of 9/15/05. The options which vested on 11/30/05 are exercisable at $0.22 per share and the exercise price of the options vesting on 9/15/06, 9/15/07, 9/15/08, 9/15/09, 9/15/10, 9/15/11 and
      9/15/12 will be the higher of (a) $0.22 per share or (b) the average trading price of the Common Stock for the thirty trading days ending 12/15/05, 9/15/06, 9/15/07, 9/15/08, 9/15/09, 9/15/10 and 9/15/11,
      respectively.

(4) One-eighth of such options vested as of 11/30/05 and the balance will vest in equal increments of 150,000 shares each on the first through seventh anniversaries of 9/15/05. The options which vested on 11/30/05 are exercisable at $0.22 per share and the exercise price of the options vesting on 9/15/06, 9/15/07, 9/15/08, 9/15/09, 9/15/10, 9/15/11 and
      9/15/12 will be the higher of (a) $0.22 per share or (b) the average trading price of the Common Stock for the thirty trading days ending 12/15/05, 9/15/06, 9/15/07, 9/15/08, 9/15/09, 9/15/10 and 9/15/11,
      respectively.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                        Option Value at December 31, 2005

                            Number of Securities                    Value of
                           Underlying Unexercised            Unexercised In-The-Money
                        Options at December 31, 2005       Options at December 31, 2005
                        ----------------------------       ----------------------------
                        Exercisable    Unexercisable      Exercisable      Unexercisable
                        -----------    -------------      -----------      -------------
Michael Gales .........   250,000        1,000,000        $  40,000        $ 160,000

Louis Giusto ..........   240,000          960,000        $  38,400        $ 153,600

Peter Rettaliata ......   150,000        1,050,000        $  24,000        $ 168,000

Dario Peragallo .......   150,000        1,050,000        $  24,000        $ 168,000

      (1) The values in this column are calculated based on an assumed exercise price of $0.22 per share. However, the actual exercise price for the stock options which have not yet vested may be greater than $0.22 per share, as described in the footnotes to the table, "Option Grants In The Last Fiscal Year", above.

      The last sale price of the Common Stock was $0.38 on December 30, 2005.

      The following table provides information as of December 31, 2005 about our equity compensation plans and arrangements as of December 31, 2005.

            Equity Compensation Plan Information - December 31, 2005

                                                                                         (c)
                                                                                 Number of securities
                                   (a)                       (b)                  remaining available
                           Number of securities        Weighted-average           for future issuance
                            to be issued upon          exercise price of             under equity
                               exercise of               outstanding               compensation plans
                           outstanding options,        options, warrants         (excluding securities
   Plan Category           warrants and rights            and rights            reflected in column (a))
---------------------      --------------------        -----------------        ------------------------
Equity compensation
 plans approved by
security holders (1)                   --                    $  --                     1,000,464
---------------------      --------------------        -----------------        ------------------------
Equity compensation
plans not approved by
security holders (2)            4,850,000                    $ .22                     5,150,000
---------------------      --------------------        -----------------        ------------------------
   Total (1)(2)                 4,850,000                    $ .22                     6,125,464
=====================      ====================        =================        ========================

(1) All of the options previously granted under our 1998 Stock Option Plan were terminated or cancelled during 2005. Therefore, as of December 31, 2005, approximately 1,000,464 shares of Common Stock were remaining available for future issuance under our 1998 Stock Option Plan.

(2) Our 2005 Stock Incentive Plan has been approved by written consent of our shareholders holding a majority of our voting stock but final approval of shareholders will be deemed to be obtained immediately following the 20th day after this information statement is mailed to shareholders. In connection with the Reverse Merger, we adopted our 2005 Stock Incentive Plan and issued stock options to our new executive officers. The vesting and exercise prices of the 4,850,000 options which we granted to executive officers in 2005 are described above in the footnotes under "Executive Compensation - Option Grants In Last Fiscal Period".

Employment Agreements

      The employment agreement of Michael A. Gales became effective as of November 30, 2005 and will terminate five years thereafter, but will be extendable for successive three one-year renewal periods unless he decides not to extend the agreement. Pursuant to his employment agreement, Mr. Gales will receive a base salary at an annual rate of $250,000, which will increase a minimum of 10% per year if our operating profits have increased by at least 5% over the preceding 12-month period. Mr. Gales will be entitled to an annual bonus to be determined by our Board of Directors but which must equal at least 50% of Mr. Gales' annual base salary. If he is dismissed without cause, Mr. Gales would be entitled to receive salary and benefits for the period which is the greater of the remaining initial term (or renewal period, as the case may be) of his employment agreement or one year. In addition, we granted to Mr. Gales, upon the execution of his employment agreement, options to purchase 1,250,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. See the applicable footnote under the foregoing table captioned, "Option Grants In Last Fiscal Year (2005)". Mr. Gales' employment agreement also contains restrictive covenants prohibiting Mr. Gales (i) from directly or indirectly competing with the Company, (ii) from soliciting any customer of the Company or AIM for any competitive purposes and (iii) from employing or retaining any employee of the Company or AIM or soliciting any such employee to become affiliated with any entity other than the Company or AIM during the twelve-month period commencing upon the termination of his agreement (the "Employee Restrictive Covenants").

      The employment agreement of Louis A. Giusto became effective as of November 30, 2005, and will terminate five years thereafter, but will be extendable for successive three one-year periods unless he decides not to extend the agreement. Pursuant to his employment agreement, Mr. Giusto will receive a base salary at an annual rate of $230,000. The terms of Mr. Giusto's employment agreement relating to bonus, annual increases in base salary and severance upon termination are the same as those provided for in Mr. Gales' employment agreement, the terms of which are set forth above. In addition, the Company granted to Mr. Giusto, upon the execution of his employment agreement, options to purchase 1,200,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. The vesting schedule and exercise price relating to Mr. Giusto's options are the same as those relating to Mr. Gales' options set forth above. Mr. Giusto's employment agreement also contains the Employee Restrictive Covenants.

      The employment agreement of Peter Rettaliata became effective as of November 30, 2005, and will terminate five years thereafter, but will be extendable for successive three one-year periods unless he or the Company decides not to extend the agreement. Pursuant to his employment agreement, Mr. Rettaliata will receive a base salary at an annual rate of $230,000, which will increase a minimum of 5% per year if our operating profits have increased by at least 5% over the preceding 12-month period, and such bonus compensation as the Board of Directors may determine. The terms of Mr. Rettaliata's employment agreement relating to severance upon termination without cause are the same as those provided for in Mr. Gales' employment agreement, the terms of which are set forth above. In addition, the Company granted to Mr. Rettaliata, upon the execution of his employment agreement, options to purchase 1,200,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. Please see the applicable footnote under the foregoing table captioned, "Option Grants In Last Fiscal Year (2005)". Mr. Rettaliata's employment agreement also contains the Employee Restrictive Covenants.

      The employment agreement of Dario Peragallo became effective as of November 30, 2005, and will terminate five years thereafter, but will be extendable for successive three one-year periods unless he or the Company decides not to extend the agreement. Pursuant to his employment agreement, Mr. Peragallo will receive a base salary at an annual rate of $230,000, which will increase a minimum of 5% per year if our operating profits have increased by at least 5% over the preceding 12-month period, and such bonus compensation as the Board of Directors may determine. The terms of Mr. Peragallo's employment agreement relating to severance upon termination without cause are the same as those provided for in Mr. Gales' employment agreement, the terms of which are set forth above. In addition, the Company granted to Mr. Peragallo, upon the execution of his employment agreement, options to purchase 1,200,000 shares of Common Stock, exercisable over a ten-year period commencing on the date of grant. The vesting schedule and exercise price relating to Mr. Peragallo's options are the same as those relating to Mr. Rettaliata's options set forth above. Mr. Peragallo's employment agreement also contains the Employee Restrictive Covenants.

      Pursuant to our Plan of Reorganization, we had entered into an employment agreement with James A. Brown, who at the time was our chairman and chief executive officer. As a result of the Reverse Merger, such employment agreement was terminated as of November 30,2005 and Mr. Brown waived all of his rights under such employment agreement.

Director Compensation

      As a result of the Reverse Merger, we intend to adopt a new director compensation policy. We intend to provide compensation to each of our non-employee directors as follows: $10,000 per year and $1,250 per Board meeting, and an additional 100,000 shares of Common Stock to each non-employee director for his agreement to serve on the Board. We intend to reimburse each director for expenses related to attending Board meetings. We intend to pay an additional $3,000 per year to each independent director serving as the chairman of the audit committee or the compensation committee of the Board.

                                             By order of the Board of Directors,


                                             Stephen Nagler,
                                             Secretary
January ___, 2006

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement") dated as of January ___, 2006, is made and entered into by and between Ashlin Development Corporation, a Florida corporation (the "Parent") and Gales Industries Incorporated, a Delaware corporation (the "Subsidiary").

                                    RECITALS:

A. The Parent is a corporation organized and existing under the laws of the State of Florida.

B. The Subsidiary is a corporation organized and existing under the laws of the State of Delaware and is a wholly-owned subsidiary of the Parent.

C. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge Parent with and into Subsidiary pursuant to the provisions of the Florida Business Corporation Act (the "FBCA") and the Delaware General Corporation Law (the "DGCL") upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Parent shall be merged into the Subsidiary (the "Merger") upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                          PRINCIPAL TERMS OF THE MERGER

      SECTION 1.1 Merger. On the Effective Date (as defined in Section 5.1 hereof), the Parent shall be merged with and into the Subsidiary, the separate existence of the Parent shall cease and the Subsidiary (sometimes hereinafter referred to as the "Surviving Corporation") shall operate under the name "Gales Industries Incorporated" by virtue of, and shall be governed by, the laws of the State of Delaware. The address of the registered office of the Surviving Corporation in the State of Delaware will be Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware.

      SECTION 1.2 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Subsidiary as in effect on the date hereof without change unless and until amended in accordance with applicable law.

      SECTION 1.3 Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall be the Bylaws of the Subsidiary as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

      SECTION 1.4 Directors and Officers. At the Effective Date of the Merger, the directors and officers of the Subsidiary in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Certificate A-4 of Incorporation and Bylaws of the Surviving Corporation and the DGCL, until his or her successor is duly elected or appointed and qualified.

                                   ARTICLE III
                       CONVERSION, CERTIFICATES AND PLANS

      SECTION 3.1 Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Common Stock. Each share of the Parent's common stock, $.001 par value per share (the "Parent's Common Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation's common stock, $.001 par value per share (the "Surviving Corporation's Common Stock").

(b) Series A Convertible Preferred Stock. Each share of the Parent's Series A Convertible Preferred stock, $.001 par value per share (the "Parent's Series A Convertible Preferred Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation's Series A Convertible Preferred Stock, $.001 par value per share.

(c) Options and Warrants. Each option or warrant to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an equivalent option or warrant to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock, which is equal to the number of shares of the Parent's Common Stock that the optionee or warrant holder would have received had the optionee or warrant holder exercised such option or warrant, as the case may be, in full immediately prior to the Effective Date of the Merger (whether or not such option or warrant was then exercisable) and the exercise price per share under each of said options or warrants shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the instrument granting such option or warrant.

(d) Other Rights. Any other right, by contract or otherwise, to acquire shares of the Parent's Common Stock outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of the Surviving Corporation's Common Stock which is equal to the number of shares of the Parent's Common Stock that the right holder would have received had the right holder exercised such right in full immediately prior to the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each of said rights shall be equal to the exercise price per share thereunder immediately prior to the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

(e) Cancellation of Subsidiary Shares Held by Parent. Each share of the Subsidiary's common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

      SECTION 3.2 Stock Certificates. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Parent's Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of the Parent's Common Stock are converted as provided herein. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of a series of the Parent's Preferred Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation's Preferred Stock into which such shares of the Parent's Preferred Stock are converted as provided herein. The registered owner on the books and records of the Parent of any such outstanding stock certificate for the Parent's Common Stock or the Parent's Preferred Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation's Common Stock or the Surviving Corporation's Preferred Stock evidenced by such outstanding certificate as provided above.

      SECTION 3.3 Employee Benefit and Compensation Plans. At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which the Parent is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of the Parent provides for the issuance or purchase of, or otherwise relates to, the Parent's Common Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the same class and series of the Surviving Corporation's common stock.

                                   ARTICLE IV

         TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

      SECTION 4.1 Effects of the Merger. At the Effective Date of the Merger, the Merger shall have the effects specified in the FBCA, the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of them, shall not revert to be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto, shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

      SECTION 4.2 Additional Actions. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Parent and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Parent or otherwise to take any and all such action.

                                    ARTICLE V

               APPROVAL BY SHAREHOLDERS; AMENDMENT; EFFECTIVE DATE

      SECTION 5.1 Approval. This Agreement and the Merger contemplated hereby are subject to approval by the requisite vote of shareholders in accordance with applicable Florida law. As promptly as practicable after approval of this Agreement by shareholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Articles of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of Florida and the Secretary of State of Delaware, respectively, in accordance with the laws of the States of Florida and Delaware. The effective date (the "Effective Date") of the Merger shall be the date on which the Merger becomes effective under the laws of Florida or the date on which the Merger becomes effective under the laws of Delaware, whichever occurs later.

      SECTION 5.2 Amendments. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date, provided that an amendment made subsequent to the approval of the Merger by the shareholders of the Parent shall not (1) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Parent's Common Stock, (2) alter or change any term of the Certificate of Incorporation of the Subsidiary, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the Parent's Common Stock.

                                   ARTICLE VI
                                  MISCELLANEOUS

      SECTION 6.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Florida and the Secretary of State of Delaware, whether before or after shareholder approval of this Agreement, by the consent of the Board of Directors of the Parent and the Subsidiary.

      SECTION 6.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

      SECTION 6.3 Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

      SECTION 6.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except to the extent the laws of the State of Florida apply to the Merger.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

                                                 ASHLIN DEVELOPMENT CORPORATION,
                                                 a Florida corporation


                                                 By:    /s/ Michael A. Gales
                                                        ------------------------
                                                 Name:  Michael A. Gales
                                                 Title: Executive Chairman

                                                 GALES INDUSTRIES INCORPORATED,
                                                 a Delaware corporation


                                                 By:    /s/ Michael A. Gales
                                                        ------------------------
                                                 Name:  Michael A. Gales
                                                 Title: Executive Chairman

                                    EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                          GALES INDUSTRIES INCORPORATED

      FIRST: The name of the Corporation is Gales Industries Incorporated.

      SECOND: The address of the corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.

      THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of each class that the corporation shall have the authority to issue is 128,059,462 shares, consisting of:

      (a) 120,055,746 shares of common shares (the "Common Shares"), par value $.001 per share;

      (b) 8,003,716 shares of preferred shares (the "Preferred Shares"), par value $.001 per share.

      The designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations, and restrictions thereof in respect of the Common Shares and Preferred Shares, are as follows:

      A. COMMON SHARES

            1. Voting. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of Preferred Shares by this Certificate of Incorporation, as such Certificate may be further amended, the Common Shares shall have exclusive voting rights on all matters requiring a vote of shareholders.

            2. Other Rights. Each share of Common Shares issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Shares unless the same is paid on any shares of Common Shares outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Shares, or except as may be provided by the laws of the State of Delaware, the holders of Common Shares shall have exclusively all other rights of shareholders.

      B. PREFERRED SHARES

            1. Issuance. The Preferred Shares may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Shares, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the Delaware General Corporation Law, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Shares:

                  (a) voting rights, if any, which may include the right to vote together as a single class with the Common Shares and any other series of the blank check preferred shares with the number of votes per share accorded to shares of such series being the same as or different from that accorded to such other shares,

                  (b) the dividend rate per annum, if any, and the terms and conditions pertaining to dividends and whether such dividends shall be cumulative,

                  (c) the amount or amounts payable upon such voluntary or involuntary liquidation,

                  (d) the redemption price or prices, if any, and the terms and conditions of the redemption,

                  (e) sinking fund provisions, if any for the redemption or purchase of such shares,

                  (f) the terms and conditions on which such shares are convertible, in the event the shares are to have conversion rights, and

                  (g) any other rights, preferences and limitations pertaining to such series which may be fixed by the Board of Directors pursuant to the Delaware General Corporation Law.

      C. SERIES A CONVERTIBLE PREFERRED SHARES

            1. Number of Shares. The series of Preferred Shares designated and known as "Series A Convertible Preferred Shares" shall consist of 1,000 shares.

            2. Voting. Commencing on the 181st day following December 15, 2005, the Series A Convertible Preferred Shares shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation (such date as of which the Series A Convertible Preferred Shares shall commence voting being referred to herein as the "Vote Commencement Date"); provided, however, that, in the event the Corporation defaults in its obligation to file the Registration Statement (defined in subparagraph 3(b)) by the 45th day following December 15, 2005, then the Vote Commencement Date will be the date on which such default first occurs and such voting rights of the Series A Convertible Preferred Shares will continue until such default is cured. Commencing on the Vote Commencement Date, each share of Series A Convertible Preferred Shares shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Shares (including fractions of a share) into which each share of Series A Convertible Preferred Shares is then convertible.

            3. Dividends.

                  (a) Dividends Payable in Kind. The holders of record of the Series A Convertible Preferred Shares shall be entitled to receive quarterly dividends, payable in shares of Series A Convertible Preferred Shares, at the rate of 8% per annum; provided, however, that dividends will not accrue on shares of Series A Convertible Preferred Shares which are issued as a dividend. Dividends with respect to each share of Series A Convertible Preferred Shares will be credited in arrears as of the last day of each calendar quarter (December 31, March 31, June 30 and September 30) beginning with the last day of the calendar quarter in which such share is issued by the Corporation. Fractional shares of Series A Convertible Preferred Shares may be issued as a dividend on the Series A Convertible Preferred Shares. Each share of Series A Convertible Preferred Shares (other than shares of Series A Convertible Preferred Shares which are issued as a dividend) will be entitled to receive as a dividend .08 shares of Series A Convertible Preferred Shares per year, or .02 shares of Series A Convertible Preferred Shares per quarter. Dividends will no longer accrue on shares of Series A Convertible Preferred Shares if such shares are converted into shares of Common Shares or on the effective date of a mandatory conversion, as provided in subparagraph 6(a)(ii) below.

                  (b) Dividends Payable in Cash. If a registration statement ("Registration Statement") for the resale by the holders of the Series A Convertible Preferred Shares of the Common Shares into which the Series A Convertible Preferred Shares may be converted is not (i) filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933 (the "Securities Act") within 45 days after December 15, 2005 or (ii) declared effective within 180 days of December 15, 2005 (either case being referred to herein as a "Registration Default"), the dividend on the Series A Convertible Preferred Shares will be payable in cash, rather than in shares, from the date of such Registration Default until such Registration Default is cured, at the same rate as set forth in subparagraph 3(a). For such purpose, each share of Series A Convertible Preferred Shares shall have a stated value of $10,000.00 per share ("Stated Value") and cash dividends will accrue at the rate of $80.00 per year on each share of Series A Convertible Preferred Shares. Such cash dividends will be paid (or accrued if the Corporation is unable to pay dividends or no funds are legally available to pay dividends) until the Series A Convertible Preferred Shares are converted into shares of Common Shares or on the effective date of a mandatory conversion, as provided in subparagraph 6(a)(ii) below.

            4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Shares shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Convertible Preferred Shares, to be paid an amount equal to the greater of (i) $20,000.00 per share (two times the Stated Value), after taking into account all payment-in-kind dividends accrued thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Shares pursuant to subparagraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Convertible Preferred Shares shall not be entitled to any further payment, such amount payable with respect to one share of Series A Convertible Preferred Shares being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Shares being sometimes referred to as the "Liquidation Preference Payments." If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Convertible Preferred Shares shall be insufficient to permit payment to the holders of Series A Convertible Preferred Shares of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Shares. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Series A Convertible Preferred Shares shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Series A Convertible Preferred Shares. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. For purposes hereof, the Common Shares shall rank on liquidation junior to the Series A Convertible Preferred Shares.

            5. Restrictions. For so long as at least 25% of the shares of Series A Convertible Preferred Shares are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the prior approval of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Shares, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not:

                  (a) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Shares as to (i) the distribution of assets on the liquidation, dissolution or winding up of the Corporation or (ii) the right to receive dividends;

                  (b) Amend, alter or repeal its Certificate of Incorporation or By-Laws in a manner that would adversely affect the rights of the holders of the Series A Convertible Preferred Shares;

                  (c) Redeem any shares of the Series A Convertible Preferred Shares or Common Shares; or

                  (d) Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock junior to or pari passu with the Series A Convertible Preferred Shares, except for dividends or other distributions payable on the Common Shares solely in the form of additional shares of Common Shares and except for the purchase of shares of Common Shares from former employees of the Corporation who acquired such shares directly from the Corporation, which purchases are authorized by the Board of Directors.

            6. Conversions. The holders of shares of Series A Convertible Preferred Shares shall have the following conversion rights:

                  (a) Right to Convert.

                        (i) Subject to the terms and conditions of this subparagraph 6, the holder of any share or shares of Series A Convertible Preferred Shares shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Shares (including shares of Series A Convertible Preferred Shares accrued as dividends; except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Shares) into such number of fully paid and nonassessable shares of Common Shares as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Shares so to be converted by $10,000.00 (the Stated Value of each share of Series A Convertible Preferred Shares) and (ii) dividing the result by the conversion price of $.22 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this subparagraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Shares are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Shares into Common Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Shares) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Shares shall be issued.

                        (ii) Automatic Conversion. Each outstanding share of Series A Convertible Preferred Shares, including shares of Series A Convertible Preferred Shares accrued as dividends, shall automatically be converted into Common Shares, at the Conversion Price at the time in effect for such share, immediately as of the date that a Registration Statement is declared effective by the SEC under the Securities Act. Holders of shares of Series A Convertible Preferred Shares so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Shares to which such holder is entitled, together with any cash payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph 6(c). Until such time as a holder of shares of Series A Convertible Preferred Shares shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Shares to which such holder shall be entitled upon the surrender thereof.

                  (b) Issuance of Certificates; Time Conversion Effected. In the case of conversions made pursuant to subparagraph 6(a)(i), promptly after the receipt of the written notice referred to in subparagraph 6(a)(i) and surrender of the certificate or certificates for the share or shares of Series A Convertible Preferred Shares to be converted (if such certificates have been issued), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Shares issuable upon the conversion of such share or shares of Series A Convertible Preferred Shares. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares (except where no certificate has been issued) shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Shares shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (c) Fractional Shares; Partial Conversion. No fractional shares of Common Shares shall be issued upon conversion of Series A Convertible Preferred Shares into Common Shares. In case the number of shares of Series A Convertible Preferred Shares represented by the certificate or certificates surrendered pursuant to subparagraph 6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Shares represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Shares would, except for the provisions of the first sentence of this subparagraph 6(a), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Shares for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

                  (d) Adjustment of Price Upon Issuance of Common Shares. Except as provided in subparagraph 6(e), if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 6(d)(i) through 6(d)(vii), deemed to have issued or sold, any shares of Common Shares for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and
(b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Shares outstanding immediately after such issue or sale. The provisions of this paragraph 6(d) may be waived in any instance, without a meeting, prospectively or retroactively, by obtaining the written consent of the holders of a majority in interest of the then outstanding shares of Series A Convertible Preferred Shares, taken separately as a class.

      For purposes of this subparagraph 6(d), the following subparagraphs 6(d)(i) through 6(d)(vii) shall also be applicable:

                        (i) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any stock or security convertible into or exchangeable for Common Shares (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities.

                        (ii) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph

6(d)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Shares upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6(d), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                        (iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 6(d)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 6(d)(i) or 6(d)(ii), or the rate at which Convertible Securities referred to in subparagraph 6(d)(i) or 6(d)(ii) are convertible into or exchangeable for Common Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

                        (iv) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Shares) payable in Common Shares, Options or Convertible Securities, then any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                        (v) Consideration for Stock. In case any shares of Common Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                        (vi) Record Date. In case the Corporation shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities or (ii) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                        (vii) Treasury Shares. The number of shares of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purpose of this subparagraph 6(d).

                  (e) Certain Issues of Common Shares Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of this Certificate of Incorporation of (i) any shares or other securities in connection with any employee, management or director stock option or incentive plans; (ii) any shares or other securities issued in connection with any acquisition or merger transactions entered into by the Corporation or its subsidiaries; (iii) any shares or other securities issued to the placement agent in the Financing; and (iv) any shares of Common Shares issuable upon conversion or exercise of the Series A Convertible Preferred Shares or any other convertible or derivative security (the existence of which was disclosed to the investors in the Financing) which the Corporation or Gales Industries Incorporated will have outstanding as of the completion of the Financing or had outstanding prior to the completion of the Financing.

                  (f) Subdivision or Combination of Common Shares. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Shares shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (g) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Shares shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Shares immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Shares equal to the number of shares of such Common Shares immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  (h) Notice of Adjustment. Upon any adjustment of the Conversion Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series A Convertible Preferred Shares at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                  (i) Other Notices. In case at any time and without limiting the applicability of subparagraph 5:

                        (i) the Corporation shall declare any dividend upon its Common Shares payable in cash or stock or make any other distribution to the holders of its Common Shares;

                        (ii) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

                        (iii) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

                        (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Series A Convertible Preferred Shares at the address of such holder as shown on the books of the Corporation,
(a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

                  (j) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Shares as herein provided, such number of shares of Common Shares as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Shares. The Corporation covenants that all shares of Common Shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Shares is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Shares may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Shares may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Shares issued and issuable after such action upon conversion of the Series A Convertible Preferred Shares would exceed the total number of shares of Common Shares then authorized by the Certificate of Incorporation; provided, however, that the Corporation will use its reasonable best efforts to increase its authorized Common Shares so that such adjustment can be made as promptly as practicable.

                  (k) No Reissuance of Series A Convertible Preferred Shares. Shares of Series A Convertible Preferred Shares which are converted into shares of Common Shares as provided herein shall not be reissued.

                  (l) Issue Tax. The issuance of certificates for shares of Common Shares upon conversion of Series A Convertible Preferred Shares shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Shares which is being converted.

                  (m) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Convertible Preferred Shares or of any shares of Common Shares issued or issuable upon the conversion of any shares of Series A Convertible Preferred Shares in any manner which interferes with the timely conversion of such Series A Convertible Preferred Shares, except as may otherwise be required to comply with applicable securities laws.

                  (n) Definition of Common Shares. As used in subparagraph 6, the term "Common Shares" shall mean and include the Corporation's authorized Common Shares, as constituted on the date of filing of these terms of the Series A Convertible Preferred Shares, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Shares receivable upon conversion of shares of Series A Convertible Preferred Shares shall include only shares designated as Common Shares of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6(g).

            7. Amendments. No provision of these terms of the Series A Convertible Preferred Shares may be amended (whether by merger, consolidation or otherwise), modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Shares.

  FIFTH: The name and mailing address of the incorporator is Michael A. Gales,
                 1479 North Clinton Avenue, Bay Shore, NY 11706.

      SIXTH: Unless otherwise provided for in the corporation's bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of shareholders.

      SEVENTH: This Corporation shall have at least one director. The number of directors may be either increased or decreased from time to time in the manner provided in the Bylaws, but shall be never less than one.

      EIGHTH: The Corporation is to have perpetual existence.

      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

      TENTH: (a) Limitation of Liability.

                  (i) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's By-laws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

                  (ii) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

            (b) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section (c) of this ARTICLE TENTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) of this ARTICLE TENTH shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section (b) or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

            (c) Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Section (b) of this ARTICLE TENTH shall be made promptly, and in any event within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this ARTICLE TENTH is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), the right to indemnification or advances as granted by this ARTICLE TENTH shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section (b) of this ARTICLE TENTH, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section (b) of this ARTICLE TENTH shall be the same procedure set forth in this Section (c) for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

            (d) Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            (e) Service for Subsidiaries. Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a "subsidiary" for this ARTICLE TENTH) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

            (f) Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE TENTH in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE TENTH shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

            (g) Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

            (h) Merger or Consolidation. For purposes of this ARTICLE TENTH, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE TENTH with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

      ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

               [THE REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned, being the incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this___ day of ________ 2006.


                                                  ------------------------------
                                                  Michael A. Gales, Incorporator

                                    EXHIBIT C

                                     BYLAWS

                                       OF

                          GALES INDUSTRIES INCORPORATED
                            (a Delaware corporation)

                                    ARTICLE I
                                     OFFICES

      SECTION 1.01. Registered Office. The registered office of Gales Industries Incorporated (the "Corporation") in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

      SECTION 1.02. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

      SECTION 2.01. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Delaware, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

      SECTION 2.02. Annual meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before such meeting, shall be held at the time and place designated by the Board of Directors of the Corporation.

      SECTION 2.03. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, by order of the Board of Directors or by a shareholder or shareholders holding of record at least [twenty-eight percent (28%)] in the voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

      SECTION 2.04. Notice of Meetings. Notice of each meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the day on which the meeting is to be held. Such notice shall be given by telephone, telegraph, teletype or other form of electronic communication or by delivering a written or printed notice thereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at the address of such shareholder as it appears upon the stock record books of the Corporation, or at such other address as such shareholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given.

      SECTION 2.05. Quorum. At each meeting of the shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of shareholders holding a sufficient number of shares required for action on any given matter shall not prevent action at such meeting upon any other matter or matters which properly come before the meeting, if shareholders holding a sufficient number of shares required for action on such other matter or matters shall be present. The shareholders present or represented at any duty organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      SECTION 2.06 Voting. Each shareholder of the Corporation shall, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the Corporation registered in the name of such shareholder on the books of the Corporation. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be given by the shareholder entitled to vote such shares in person or by proxy appointed by an instrument in writing. At all meetings of the shareholders at which a quorum is present, all matters (except where other provision is made law or by these Bylaws) shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      SECTION 3.01. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by these Bylaws upon the shareholders.

      SECTION 3.02. Number, Qualifications and Term of Office. The number of directors to constitute the Board of Directors shall be such number, not less than one (1) nor more than nine (9), as shall be fixed from time to time by the shareholders at any annual meeting or at any special meeting called for the purpose; provided, however, that between such meetings of shareholders the number so fixed may at any time be increased or decreased, subject to the above-specified limits, by the affirmative vote of a majority of the Board of Directors. Directors shall be elected by the shareholders at each annual meeting of shareholders, or at any special meeting held in place thereof, except as provided in this Article. Each director shall hold office until the next annual election of directors and until his successor shall have been duly elected and qualified, or until the death, resignation or removal of such directors in the manner herein provided. No director need be a shareholder.

      SECTION 3.03. Election of Directors. Subject to any provisions in the Certificate of Incorporation providing for cumulative voting, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors, and each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, for as many nominees as the number of directors fixed as constituting the Board of Directors and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

      SECTION 3.04 Quorum and Manner of Acting. A majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided by these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.

      SECTION 3.05. Place of Meetings. The Board of Directors may hold its meetings at any place within or without the State of Delaware as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

      SECTION 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

      SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

      SECTION 3.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by not less than twenty-five percent (25%) of the members of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by telephone or by mailing the same addressed to the director's residence or usual place of business, or personally by delivery or by telegraph, cable or telephone, at least two (2) days before the day on which the meeting is to be held. Every such notice shall describe, if by telephone notice, or if in writing, state the time and place of the meeting but need not state the purpose thereof except as otherwise in these Bylaws expressly provided.

      SECTION 3.09. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 3.10. Telephone Meetings. Meetings of the Board of Directors, regular or special, may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

      SECTION 3.11. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

      SECTION 3.12. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.13. Vacancies. Subject to any provisions of the Certificate of Incorporation providing for cumulative voting, any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by a majority vote of the remaining directors then in office, though less than a quorum, at any regular meeting or special meeting, including the meeting at which any such vacancy may arise, or by the shareholders of the Corporation at the meeting at which any such vacancy may arise or the next annual meeting or any special meeting, and each director so elected shall hold office until the next annual election of directors, and until a successor shall have been duly elected and qualified, or until the death or resignation or removal of such director in the manner herein provided.

                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

      SECTION 4.01. Appointment. The Board of Directors may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

      SECTION 4.02. Authority. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, increasing the number of directors constituting the Board of Directors, filling any vacancies on the Board of Directors, removing or electing any officer of the Corporation or amending the Bylaws of the Corporation.

      SECTION 4.03. Tenure and Qualifications. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following designation and until a successor is designated as a member of the Executive Committee and is elected and qualified or until the death or resignation or removal of such member in the manner herein provided.

      SECTION 4.04. Meetings. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than two (2) days' notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at such member's business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

      SECTION 4.05. Telephone Meetings. Meetings of the Executive Committee may be held by means of a telephone conference circuit shall constitute attendance at such meeting.

      SECTION 4.06. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee shall be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      SECTION 4.07. Vacancies. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

      SECTION 4.08. Resignations and Removal. Any member of the Executive Committee may be removed at any time with or without cause by the Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 4.09. Procedure. The Executive Committee may elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                    ARTICLE V
                        WAIVER OF NOTICE: WRITTEN CONSENT

      SECTION 5.01. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders, Board of Directors or Executive Committee may be waived in writing by any shareholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders, Board of Directors or Executive Committee shall be deemed to constitute a waiver of notice thereof.

      SECTION 5.02. Written Consent of Shareholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all of the shareholders entitled to vote thereon, or their proxies, to the extent and in the manner permitted by the Delaware General Corporation Law, as amended from time to time.

      SECTION 5.03. Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of the Executive Committee, as the case may be. Such written consent shall be filed with the records of the Corporation.

                                   ARTICLE VI
                                    OFFICERS

      SECTION 6.01. Number. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer and Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time appoint, including one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.

      SECTION 6.02. Election, Qualifications and Term of Office. Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.

      SECTION 6.03. Removal. Any officer may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      SECTION 6.04. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 6.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

      SECTION 6.06. Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and shareholders. Subject to determination by the Board of Directors, the Chairman shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

      SECTION 6.07. Vice Chairman of the Board. Whenever the Chairman of the board is unable to serve, by reason of sickness, absence, or otherwise, the Vice Chairman shall have the powers and perform the duties of the chairman of the board. The Vice Chairman shall have such other powers and perform such other duties as may be prescribed by the Chairman of the board, the board of directors or these By-laws.

      SECTION 6.08. Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chairman of the board, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policymaking officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

      SECTION 6.09. The President. The President shall have general and active management of the daily operations of the Corporation subject to the direction of the Board of Directors. In addition, the President shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine.

      SECTION 6.10. The Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      SECTION 6.11. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors, Executive Committee and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or the President.

      SECTION 6.12. The Assistant Secretaries. At the request, or in absence or disability, of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary.

      SECTION 6.13. The Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; and render such further statements to the Board of Directors and the President as they may respectively require concerning all transactions as Chief Financial Officer and Treasurer or the financial condition of the Corporation. The Chief Financial Officer and Treasurer shall also have charge of the books and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept under the direction of the Chief Financial Officer and Treasurer; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President.

      SECTION 6.14. The Assistant Treasurers. At the request, or in the absence or disability, of the Treasurer, the Assistant Treasurer designated by the Treasurer or the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer.

      SECTION 6.15. General Powers. Each officer shall, subject to these Bylaws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.

      SECTION 6.16. Bonding. Any officer, employee, agent or factor shall give such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may, from time to time, require.

                                   ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Each person who at any time is, or shall have been, a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the full extent permitted under the Delaware General Corporation Law, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be entitled, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII
                             EXECUTION OF DOCUMENTS

      SECTION 8.01. Contract, etc., How Executed. The Board of Directors may authorize any or officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

      SECTION 8.02. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE IX
                                BOOKS AND RECORDS

      SECTION 9.01. Place. The books and records of the Corporation, including the stock record books, shall be kept at such places within or without the State of Delaware, as may from time to time be determined by the Board of Directors.

      SECTION 9.02. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any shareholder shall fail to designate such address, corporate notices may be served by mail directed to the shareholder's last known post office address, or by transmitting a notice thereof to such address by telegraph, cable, or telephone.

      SECTION 9.03. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                                    ARTICLE X
                            SHARES AND THEIR TRANSFER

      SECTION 10.01. Certificates of Shares. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the chairman of the board, the chief executive officer or the president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned (i) by a transfer agent or an assistant transfer agent other than the Corporation or its employee or (ii) by a registrar, other than the Corporation or its employee, the signature of any such chairman of the board, chief executive officer, president, secretary or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation.

      SECTION 10.02. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

      SECTION 10.03. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 10.04. Fixing a Record Date for Other Purposes. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

      SECTION 10.05. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

      SECTION 10.06. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

                                   ARTICLE XI
                                    DIVIDENDS

      Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XII
                                      SEAL

      The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

                                  ARTICLE XIII
                                   FISCAL YEAR

      Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the year or other fiscal period ending on the last day of December of each year.

                                   ARTICLE XIV
                                   AMENDMENTS

      Except as provided otherwise herein, all Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be adopted either by the vote of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, or by the vote of the Board of Directors, provided that in each case notice of the proposed alteration or repeal or of the proposed new Bylaws be included in the notice of the meeting at which such alteration, repeal or adoption is acted upon, and provided further that any such action by the Board of Directors may be changed by the shareholders, except that no such change shall affect the validity of any actions theretofore taken pursuant to the Bylaws as altered, repealed or adopted by the Board of Directors.

      If authorized by the Certificate of Incorporation, the adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater. A bylaw that fixes a greater quorum or voting requirement for shareholders may not be adopted, amended or repealed by the Board of Directors.

      Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

                                    EXHIBIT D

                          GALES INDUSTRIES INCORPORATED

                            2005 STOCK INCENTIVE PLAN

1. Purposes of the Plan.

      The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

2. Definitions.

      As used herein, the following definitions shall apply:

      (a) "Administrator" means the Board or any Committee appointed to administer the Plan.

      (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

      (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

      (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

      (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

      (f) "Board" means the Board of Directors of the Company.

      (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's:

            (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

            (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability);

            (iii) performance of any act or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity; (1) D-13

            (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

            (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

      (h) "Code" means the Internal Revenue Code of 1986, as amended.

      (i) "Committee" means any committee appointed by the Board to administer the Plan.

      (j) "Common Stock" means the common stock of the Company.

      (k) "Company" means Gales Industries Incorporated, a Delaware corporation.

      (l) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

      (m) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or Related Entity, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). For purposes of Incentive Stock Options, no such approved leave of absence may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract.

      (n) "Corporate Transaction" means any of the following transactions:

            (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

            (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

            (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than eighty percent (80%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

            (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than eighty percent (80%) of the total combined voting power of the Company's outstanding securities, but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

      (o) "Director" means a member of the Board or the board of directors of any Related Entity.

      (p) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

      (q) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

      (r) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

      (s) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (t) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (ii) In the absence of an established market for the Common Stock of the type described in subparagraph (i), above, the Fair Market Value shall be determined by the Administrator in good faith.

      (u) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

      (v) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

      (w) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

      (x) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (y) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

      (z) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

      (aa) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

      (bb) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

      (cc) "Plan" means this 2005 Stock Incentive Plan.

      (dd) "Registration Date" means the first to occur of:

            (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

            (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      (ee) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

      (ff) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

      (gg) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

      (hh) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

      (ii) "Share" means a share of the Common Stock.

      (jj) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (kk) "Related Entity Disposition" means the sale, distribution or other disposition by the Company of all or substantially all of the Company's interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

3. Stock Subject to the Plan.

      (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 10,000,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

      (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

      (a) Plan Administrator.

            (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

            (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time. Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding Employees who are subject to Section 16 of the Exchange Act or certain key Employees who are, or may become, as determined by the Board or the Committee, subject to Section 162(m) of the Code compensation deductibility limit, and except as may otherwise be required under applicable stock exchange rules, the Board or the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Board of the Committee may establish to any Officer or Officers of the Company

            (iii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection, such Award shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws.

      (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

            (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

            (ii) to determine whether and to what extent Awards are granted hereunder;

            (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

            (iv) to approve forms of Award Agreements for use under the Plan;

            (v) to determine the terms and conditions of any Award granted hereunder;

            (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

            (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

            (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

            (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

      (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility, Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

      (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

      (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

      (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

      (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

      (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

      (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

      (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

      (h) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

      (i) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

      (j) Transferability of Awards. Except as otherwise provided in this Section, all Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Grantee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction. Notwithstanding the preceding sentence, the Board or the Committee may provide that any Award of Non-Qualified Stock Options may be transferable by the recipient to family members or family trusts established by the Grantee. The Board or the Committee may also provide that, in the event that a Grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a "blind" trust, may be authorized by the Board or the Committee to act on behalf of and for the benefit of the respective Grantee with respect to any outstanding Awards. Except as otherwise provided in this Section, during the life of the Grantee, Awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Board or the Committee. In addition, if so permitted by the Board or the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distributions under the Plan upon the death of the Grantee.

      (k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

      (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

            (i) In the case of an Incentive Stock Option: (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or (B) granted to any Employee other than an Employee described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

            (iii) In the case of other Awards, such price as is determined by the Administrator.

            (iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

      (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

            (i) cash;

            (ii) check;

            (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines is appropriate;

            (iv) if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

            (v) with respect to options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

            (vi) any combination of the foregoing methods of payment.

      (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

      (d) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8. Exercise of Award.

      (a) Procedure for Exercise; Rights as a Stockholder.

            (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

            (ii) An Award shall be deemed to be exercised upon the later of receipt by the Company of written notice of such exercise in accordance with the terms of the Award by the person entitled to exercise the Award and

            (iii) full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

      (b) Exercise of Award Following Termination of Continuous Service.

            (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

            (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

            (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

      (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9. Conditions Upon Issuance of Shares.

      (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator may, in its discretion, proportionately adjust the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment for (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (c) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions and Related Entity Dispositions. Except as may be provided in an Award Agreement:

      (a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. Effective upon the consummation of a Corporate Transaction or Related Entity Disposition, all outstanding Awards under the Plan, shall remain fully exercisable until the expiration or sooner termination of the Award.

      (b) The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $ 100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 13 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13. Amendment, Suspension or Termination of the Plan.

      (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

      (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

      (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14. Reservation of Shares.

      (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

      (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

16. Unfunded Plan. Unless otherwise determined by the Board or the Committee, the Plan shall be unfunded and shall not create (or construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Grantee or other person. To the extent any person holds any rights by virtue of a Award granted under the Plan, such right (unless otherwise determined by the Board or the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

18. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve
(12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The

Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.